CREDIT SUISSE FIRST BOSTON INTERNATIONAL

One Cabot Square,

    Telephone 020 7888 8888

London E14 4QJ

 www.csfb.com

29 November 2006

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4

External ID: 53167014N3

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 29 November 2006 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Rate Cap Transaction

Notional Amount:

USD 69,151,000, subject to amortization as set out in the Additional Terms.

Trade Date:

14 November 2006

Effective Date:

29 November 2006

Termination Date:

25 April 2010, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer

Payment Date:

29 November 2006

Fixed Amount:

Consideration for this Transaction and the Transactions with CSIN Reference Nos. 53167014N3, 53167047N3, 53167025N3, 53167034N3, 53167045N3, 53167018N3, 53167027N3, 53167020N3, 53167029N3, 53170535N3 has been paid on the Fixed Rate Payer Payment Date pursuant to the transaction under the Confirmation dated 29 November 2006 between the parties hereto with a CSIN Reference No. 53167010N3.

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate

Payer Period End Dates:

The 25th of each month, commencing on 25 January 2007, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Cap Rate:

See Additional Terms

Initial Calculation Period:

From and including 25 December 2006 up to but excluding the Floating Rate Period End Date scheduled to occur on 25 January 2007.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

Wells Fargo Bank, N.A.,

San Francisco, CA

ABA: 121-000-248

Account Number: 3970771416

Account Name: Corporate Trust Clearing

FFC: 50967303, CSAB 2006-4 Class A-2-B Interest Rate Cap Account

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date scheduled to occur on:	Notional Amount (USD):	Cap Rate:
25-January-2007	69,151,000	6.827%
25-February-2007	69,151,000	6.827%
25-March-2007	69,151,000	7.575%
25-April-2007	69,151,000	6.827%
25-May-2007	69,151,000	7.060%
25-June-2007	69,151,000	6.827%
25-July-2007	69,151,000	7.060%
25-August-2007	69,151,000	6.827%
25-September-2007	69,151,000	6.827%
25-October-2007	69,151,000	7.060%
25-November-2007	69,151,000	6.827%
25-December-2007	69,151,000	7.060%
25-January-2008	69,151,000	6.827%
25-February-2008	69,151,000	6.827%
25-March-2008	69,151,000	7.309%
25-April-2008	69,151,000	6.827%
25-May-2008	69,151,000	7.060%
25-June-2008	69,151,000	6.827%
25-July-2008	69,151,000	7.060%
25-August-2008	69,151,000	6.828%
25-September-2008	69,151,000	6.828%
25-October-2008	69,151,000	7.061%
25-November-2008	69,151,000	6.828%
25-December-2008	69,151,000	7.061%
25-January-2009	68,222,010	6.828%
25-February-2009	62,527,469	6.828%
25-March-2009	56,954,919	7.577%
25-April-2009	51,501,763	6.828%
25-May-2009	46,165,457	7.061%
25-June-2009	40,943,512	6.828%
25-July-2009	35,833,490	7.061%
25-August-2009	30,833,007	6.828%
25-September-2009	25,939,729	6.828%
25-October-2009	21,151,371	7.061%
25-November-2009	16,465,697	6.828%
25-December-2009	11,880,517	7.062%
25-January-2010	9,772,000	6.829%
25-February-2010	6,597,387	6.829%
25-March-2010	3,498,296	7.578%
25-April-2010	473,048	6.829%

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

 Yours faithfully,

Credit Suisse International

 By: /s/ Marlene Nobile

Name: Marlene Nobile

Title: Authorized Signatory

Confirmed as of the date first written above:

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4

By: /s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title:  Vice President

Acknowledged and agreed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual or corporate capacity, but solely as trust administrator on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-BackedPass-Through Certificates, Series 2006-4

By:      /s/   Amy Doyle

Name: Amy Doyle

Title:  Vice President

Our Reference No: External ID: 53167014N3  / Risk ID: 447599012